Exhibit 23.2

                              Accountants' Consent


The Board of Directors
Harbor Florida Bancorp, Inc.:

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                          /s/ KPMG Peat Marwick


West Palm Beach, Florida
January 6, 1998